UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Susser Petroleum Partners LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	30-0740483
(State of incorporation or organization)	(IRS Employer Identification No.)

555 East Airtex Drive

Houston, Texas 77073

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Units Representing Limited Partner Interests	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-182276

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in Susser Petroleum Partners LP (the “Registrant”) is set forth under the captions “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material U.S. Federal Income Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-182276), initially filed with the Securities and Exchange Commission on June 22, 2012 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.		Description

1	—

Registrant’s Registration Statement on Form S-1 (Registration No. 333-182276), initially filed with the Securities and Exchange Commission on June 22, 2012, as amended (incorporated herein by reference).

2	—

Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-182276), initially filed with the Securities and Exchange Commission on June 22, 2012).

3	—

Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-182276), initially filed with the Securities and Exchange Commission on June 22, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Susser Petroleum Partners LP

By:	Susser Petroleum Partners GP LLC, its general partner

By:	/s/ Mary E. Sullivan
Name:	Mary E. Sullivan
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated:  September 17, 2012

INDEX TO EXHIBITS

Exhibit No.		Description

1	—

Registrant’s Registration Statement on Form S-1 (Registration No. 333-182276), initially filed with the Securities and Exchange Commission on June 22, 2012, as amended (incorporated herein by reference).

2	—

Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-182276), initially filed with the Securities and Exchange Commission on June 22, 2012).

3	—

Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-182276), initially filed with the Securities and Exchange Commission on June 22, 2012).